Exhibit 3.10.2

Dott. Francesco STEIDL

Notaio

C E R T I F I C A Z I O N E

Io sottoscritto Dr. Francesco STEIDL, Notaio in Firenze, iscritto al

Collegio dei Distretti Notarili Riuniti di Firenze, Pistoia e Prato,

CERTIFICO

che con atto autenticato dame notaio in data odierna tra :

- “SALVATORE FERRAGAMO S . P.A.” , con sede in Firenze (FI), via Tornabuoni

n. 2 , con capitale sociale di euro 16 .8 79.000 ,00, interamente versato,

codice fiscale , partita I.V.A . e numero di iscrizione al Registro delle

Imprese di Firenze 02175200480, R. E. A. numero FI-464724;

“INTER PARFUMS, Inc .”, societa regolata dalla legge del Delaware

(U.S.A.) con sede al n. 551 Fifth Avenue, New York N. Y. 10176 (U . S .A.)

con Numero Identificativo dell’Agenzia delle Entrate 13-3275609;

premesso che

“SALVATORE FERRAGAMO S. P .A.” e proprietaria dell’ intero capitale sociale della societa “PARFUMS ITALIA S.R.L .” unipersonale, societa di diritto italiano con sede a Firenze via Maggio n. 7, capitale sociale di euro 17.138.000,00 (diciassettemilionicentotrentottomila virgola zero zero) interamente versato, numero di iscrizione nel Registro delle

Imprese di Firenze codice fiscale e Partita IVA 07122680486, R. E.A. di

Firenze FI 681202;

tanto premesso

la societa “SALVATORE FERRAGAMO s . p .A.” ha venduto alla societa “INTER

PARFUMS Inc .”, l’ intera quota di sua proprieta pari al 100% (cento per cento) del capitale sociale nella societa “PARFUMS ITALIA S.R.L.”, al prezzo di euro 17 . 138 . 000,00 (diciassettemilionicentotrentottomila virgola zero zero).

La presente dichiarazione si rilascia per gli usi consentiti dalla legge.

Firenze, 1° ottobre 2021

[signature and seal]

Dott. Francesco STEIDL

Notaio

CERTIFICAZIONE

Io sottoscritto Dott. Francesco Steidl, Notaio in

Collegio dei Distretti Notarili riuniti di Firenze,

certifico:

Firenze, iscritto al

Pistoia e Prato,

che con decisione del socio unico, SALVATORE FERRAGAMO S.P.A. (in esecuzione di precedenti accordi assunti con INTER PARFUMS, INC. che ha,

in data odierna, acquisi to l’ intero capi tale sociale dell a societa, con atto da me notaio autenticato, in corso di registrazione e di deposito presso il competente Registro delle Imprese), dame verbalizzata in data odierna, la societa a responsabilita limitata denominata:

“PARFUMS ITALIA SRL”, con sede in Firenze (FI) , via Maggio n. 7, con capitale sociale di euro 17.138.000,00= interamente versato, codice fiscale, partita I.V.A. e numero di iscrizione al Registro delle Imprese di Firenze 07122680486, R.E.A. numero FI-681202,

ha deliberato quanto segue:

“a) sul prim.o punto all’ordine del giorno:

- di accettare le dimissioni dell’Amministratore unico e, ringraziandolo per la fattiva opera svolta a favore della societa;

di ratificare ed approvare e, conseguentemente, di rinunciare all ’esercizio di qualunque azione, anche di responsabilita (ivi inclusa

l’azione di cui agli artt. 2476 e 2497 del codice civile) nei confronti di Francesco Pergolini in relazione a - l’operato dallo stesso svolto quale Amministratore Unico della societa, per tutto

permanenza nella carica e fino alla data di cessazione

il tempo di

della stessa

inclusa, con riferimento a tutte le operazioni paste in essere,

confermando l ’assemblea all’ unanimi ta di es sere pienamen te informa ta al riguardo;

- che la ratifica, le rinunce all’esercizio di azioni di responsabilita,

nonche tutto quanta previsto nella presente delibera, non troveranno applicazione per qualsiasi azione e/o omissione pasta in essere dal precedente amministratore unico con dolo e/o colpa grave;

b) sul secondo punto all’ordine del giorno:

di nominare quale Amministratore Unico il signor Gregory Joseph Serge

REZNIK, nato a Parigi (Francia) il 12 luglio 1977, domiciliato per la carica presso la sede sociale, codice fiscale dichiarato RZN GGR 77£12

ZllOW, cittadino francese, il quale durera in carica fino a revoca o dimissioni;

c) sul terzo punto all’ordine del giorno:

di modificare la denominazione in “INTERPARFUMS ITALIA SRL” con conseguente dello statuto costituita odifica dell ’art. 1)

come segue: “E una societa a responsabilita “INTERPARFUMS ITALIA SRL” ”;

limitata denominata

d) s ul quarto punto all’ordine del giorno:

- di t r as ferire la sede legale della societa nell ’ambi to dello stesso

c om une e cioe da Via Maggio n. 7, Firenze a Piazza della Repubblica n.

6, Fi r e n z e ;

e) sul quinto pun to all’ordine del giorno:

- di ridurre il capitale sociale, ai sensi dell ’ art. di euro1 7. 138 . 000, 00 dall ’importo attuale 2482 cod . civ., 1 7. 138 . 000, 00

(diciassettemilionicentotrentottomila/00) all ’importo di euro 100.000,00

(centomila/00) e, quindi, per euro 17.038.000,00

(diciassettemilionitrentottomila/00), mediante accan tonamen to del corrispondente importo ad apposita riserva disponibile;

- di prendere atto che la presente delibera di riduzione del capitale potra es sere eseguita sol tan to dopo novanta giorni dall ’ iscrizione della stessa nel Registro delle Imprese, purche, entro tale termine, nessun creditore sociale anteriore all ’ iscrizione abbia fatto opposizione;

di dare mandato al nuovo Amministratore unico di provvedere al deposito del nuovo testo dello statuto sociale, quale risultante dal testo esibito dal Presidente e approvato in questa sede dall ’assemblea e recante la modifica dell ’art. 5) relativo al capita le sociale,

subordina tamente all a defini ti va efficacia della presente delibera.”

Si rilascia per gli usi consentiti dalla legge.

Firenze, 1° ottobre 2021

[signature & seal]